Exhibit 5.2

September 30, 2025

Hengguang Holding Co., Ltd.

Zhongwu International, Building 2, Room 811

Chenglong Avenue, No. 1118, Section 2,

Longquanyi District,

Chengdu, Sichuan Province,

China 610105

RE:	Hengguang Holding Co., Ltd.
Registration Statement on Form F-1 (File No. 333-262204)

Ladies and Gentlemen:

We have acted as U.S. counsel to Hengguang Holding Co. Ltd., a Cayman Island company (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333- 262204) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to offer (the “Offering”): (i) 6,250,000 Class A ordinary shares, par value $0.001 per share (the “Firm Shares”); and (ii) up to 937,500 Class A ordinary shares, par value $0.001 per share (the “Over-allotment Shares,” together with the Firm Shares, the “Shares”), issuable upon exercise of an over-allotment option granted to the underwriter by the Company. In addition, pursuant to the underwriting agreement between the Company and the underwriter named therein (the “Underwriting Agreement”), the Company will be issuing as compensation to the underwriter warrants (the “Representative Warrants”) to purchase up to 359,375 Class A ordinary shares.

In rendering these opinions, we have examined the Amended and Restated Memorandum and Articles of Association of the Company as currently in effect, the Registration Statement and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Representative Warrants, if and when issued and paid for in accordance with the terms of the initial public offering, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (i) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (ii) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

Our opinion is limited to the federal laws of the United States and the internal laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering and resale offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, and in the prospectus forming a part thereof. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP